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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 33-66400, 333-22107 and 333-75483) and the Post-Effective Amendment on Form S-8 to Form S-4 (Registration No. 333-76271) of BancWest Corporation of our report dated January 18, 2000 relating to the consolidated financial statements of BancWest Corporation and Subsidiaries as of December 31, 1999 and 1998, which appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.



/s/  PricewaterhouseCoopers LLP


Honolulu, Hawaii
March 17, 2000